EXHIBIT 13

                           Letter of Investment Intent

                         SIT INVESTMENT ASSOCIATES, INC.
                           LETTER OF INVESTMENT INTENT

                                   Purchase of
                             Sit Mutual Funds, Inc.
                             Series E Common Shares
                     Sit Science and Technology Growth Fund

Sit Investment Associates, Inc. ("SIA") intends to purchase approximately ten
(10) Series E Common Shares of Sit Mutual Funds, Inc. for $10 per share on or before November 28, 1997. SIA will hold said shares for investment purposes.

                                    SIT INVESTMENT ASSOCIATES, INC.

                                    By:     /s/ Eugene C. Sit

                                    Its     Chairman

                                    DATED: October 31, 1997

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                         SIT INVESTMENT ASSOCIATES, INC.
                           LETTER OF INVESTMENT INTENT

                                   Purchase of
                             Sit Mutual Funds, Inc.
                             Series F Common Shares
                            Sit Regional Growth Fund

Sit Investment Associates, Inc. ("SIA") intends to purchase approximately ten
(10) Series F Common Shares of Sit Mutual Funds, Inc. for $10 per share on or before November 28, 1997. SIA will hold said shares for investment purposes.

                                    SIT INVESTMENT ASSOCIATES, INC.

                                    By:     /s/ Eugene C. Sit

                                    Its     Chairman

                                    DATED: October 31, 1997